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                                                                     EXHIBIT 3.4

                                     AMENDMENT TO BYLAWS
                                              OF
                                      WEST COAST BANCORP

                              APPROVED BY THE BOARD OF DIRECTORS
                            AT A MEETING HELD ON FEBRUARY 24, 1999


                                  [AMENDMENT TO SECTION 2.2]


        Section 2.2 of the Bylaws is amended by revising the last sentence as follows:

               No person may stand for election or re-election for director, if they have attained the age of sixty nine (69).